                          NON-RECOURSE LOAN AGREEMENT
                                    between
                      MICHIGAN PRODUCTION COMPANY, L.L.C.
                                    Borrower

                                      and
                       WEST SHORE PROCESSING COMPANY, LLC
                                     Lender

                                October 1, 1996

                               TABLE OF CONTENTS


ARTICLE I      DEFINITIONS                                           1

ARTICLE II     COMMITMENT OF LENDER                                  5
 2.1           Loan Commitment; Note                                 5
 2.2           Term Loan                                             6
 2.3           Advances                                              6
 2.4           Conditions to Advances                                6
 2.5           Interest on the Loan                                  6
 2.6           Payment                                               7
 2.7           Permitted Prepayment                                  7
 2.8           Advances Do Not Constitute a Waiver                   7

ARTICLE III  REPRESENTATIONS AND WARRANIES                           7
 3.1           Authority and Power                                   7
 3.2           Valid and Binding Obligation                          7
 3.3           Litigation and Condemnation                           7
 3.4           Tax and Other Payments                                8
 3.5           Environmental Matters                                 8

ARTICLE IV  COVENANTS AND AGREEMENTS OF BORROWER                     8
 4.1           Continued Authority                                   8
 4.2           Reports and Other Information                         8
 4.3           Inspection of the Property                            8
 4.4           Books and Records                                     8
 4.5           Prohibition on Transfers                              9
 4.6           Condemnation                                          9
 4.7           Notification of Adverse Changes                       9

ARTICLE V      EVENTS OF DEFAULT                                     9
 5.1           Payment                                               9
 5.2           Performance                                           9
 5.3           Misrepresentation                                     10
 5.4           Receiver                                              10
 5.5           Liens                                                 10
 5.6           Attachment                                            10
 5.7           Voluntary Bankruptcy                                  10
 5.8           Involuntary Bankruptcy                                10
 5.9           Transfer                                              10
 5.10          Title and Lien Priority                               10

ARTICLE VI  RIGHTS AND REMEDIES OF LENDER                            10
 6.1           Remedies                                              10
 6.2           No Waiver or Exhaustion                               11
 6.3           Cessation of Advances                                 11

ARTICLE VII    GENERAL TERMS AND CONDITIONS                          11
 7.1           Modifications                                         11
 7.2           Election of Remedies                                  11
 7.3           Usury                                                 12

                                      (i)


 7.4           Rights of Third Parties                               12
 7.5           No Agency, Partnership or Joint Venture               13
 7.6           Further Assurances                                    13
 7.7           Notices                                               13
 7.8           Survival of Obligations, Warranties and Indemnities   13
 7.9           Final Release                                         14
 7.10          Controlling Agreement                                 14
 7.11          Severability                                          14
 7.12          Form and Substance                                    14
 7.13          Number and Gender                                     14
 7.14          Time of Essence                                       14
 7.15          Captions                                              14
 7.16          Applicable Law                                        14
 7.17          Counterparts                                          15
 7.18          Successors and Assigns                                15
 7.19          No Oral Agreement                                     15
 7.20          Non-Recourse                                          15

                                       (ii)

                          NON-RECOURSE LOAN AGREEMENT

          THIS NON-RECOURSE LOAN AGREMENT (this "Agreement"), dated as of October 1, 1996, is between WEST SHORE PROCESSING COMPANY, LLC, a Michigan limited liability company ("Lender"), and MICHIGAN PRODUCTION COMPANY, L.L.C., a Michigan limited liability company ("Borrower").

          WHEREAS, Borrower, as producer, and Lender, as processor, have entered into a Gas Gathering, Treatment and Processing Agreement dated May 2, 1996 (as amended from time to time, the "Gathering Agreement'); and

          WHEREAS, Borrower, as owner, and Lender, as operator, have entered into a Pipeline Construction and Operating Agreement dated as of October 1, 1996 (as amended from time to time, the "Operating Agreement"); and

          WHEREAS, Borrower, as seller, and Lender, as purchaser, have entered into an Option and Agreement to Purchase and Sell Pipeline dated as of October 1, 1996 (the "Option Agreement"); and

          WHEREAS, Lender wishes to loan to Borrower, and Borrower wishes to borrow from Lender, all sums necessary for the construction of the Pipeline from the date hereof through the date of its sale by Borrower to Lender or Lender's designee under the Option Agreement (the "Pipeline Cost").

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, and covenants of this Agreement and for other consideration, the receipt and adequacy of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          For purposes of this Agreement, the following terms are defined as follows:

          Advance means a disbursement from Lender to or for the benefit of Borrower of any of the proceeds of the Loan.

          Bankruptcy Code means Title 11 of the United States Code, as amended from time to time.

          Business Day means any day which is not a Saturday, Sunday or other day on which commercial banks in Michigan are authorized or obligated to close.

          Closing Date means the date of Borrower's execution and delivery of the Loan Documents to Lender and Lender's execution thereof, regardless whether funding actually occurs on that date.

          Code means the Uniform Commercial Code as enacted in Michigan and as amended from time to time.

          Debtor Relief Laws means the Bankruptcy Code and any and all applicable Laws regarding liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, suspension of payments, insolvency, reorganization, or similar Laws affecting the Rights of creditors generally, as in effect from time to time and as hereafter ammended.

          Default means the occurrence of any event which with notice and the passage of time will become an Event of Default.

          Default Rate means, subject to Section 7.3, an annual interest rate of 8%.

          Environmental Law means any Law that relates to the pollution or protection of the environment or to Hazardous Substances.


          Event of Default is defined in Article V.

          Federal Income Taxes means all funds paid for, or escrowed for payment of, federal income taxes attributable to then current tax period.

          Financing Statements means the Form UCC-1 or other non-standard Code financing statements perfecting the security interest securing the Loan.

          Fiscal Year means the 12-month period ending December 31 of each year.

          GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

          Gathering Agreement is defined in the recitals.

          Governmental Authority means the United States of America or any nation, commonwealth, state. county, city, territory, possession, parish, town, municipality, and any other political subdivision, agency, court, department, commission, board, bureau, or other instrumentality.

          Governmental Requirements means all Laws of any Governmental Authority applicable to Borrower or the Pipeline.

          Hazardous Substance means (a) any substance the presence of which requires removal, remediation or investigation under any applicable Environmental Law, (b) any substance that is defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any applicable Environmental Law, or (c) petroleum, petroleum products, oil, and asbestos.

          Highest Lawful Rate means the maximum rate (or, if the context so requires, an amount calculated at such rate) of interest which Lender is allowed to contract for, charge, take, reserve, or receive under applicable Law after taking into account, to the extent required by applicable Law, any and all relevant payments or charges.

          Impositions means all Taxes, utility rates and charges; charges imposed pursuant to any subdivision or planned unit development declaration or restrictions; charges for any easement, license or agreement maintained for the benefit of the Pipeline, and any interest, costs, or penalties of any kind with respect to the Pipeline which may be assessed, levied, or imposed upon the Pipeline or the ownership, use, occupancy, or enjoyment thereof.

          Law or Laws means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, decisions, opinions, or decrees of any Governmental Authority.

          Lender Liens means all Liens in favor of Lender securing the Obligation.

          LIEN means any lien, mortgage, security interest, pledge, charge, or encumbrance of any kind, including, without limitation, a mechanic's lien, a materialman's lien, the rights of a vendor, lessor, or similar party under any conditional sales agreement or other title retention agreement or lease substantially equivalent thereto (except for approved equipment leases) and any other right of or arrangement with any creditor to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

          Litigation means any action, proceeding, condemnation action, claim, and/or lawsuit conducted by or before any Governmental Authority.

          Loan means the multiple advance term loan by Lender to Borrower for the construction of the Pipeline.

          Loan Amount is defined in Section 2.1.

          Loan Documents means this Agreement, the Note, the Mortgage, the Financing Statements, and such other instruments or documents evidencing, securing, or pertaining to the Loan as shall, from time to time, be executed and delivered to Lender by Borrower, any Person, or any other party pursuant to this Agreement, and all renewals, rearrangements, modifications, amendments, and extensions of any of the foregoing.

          Maturity Date means the earlier of (a) the date of the "Closing" under the Option Agreement., or (b) the date on which all options of Borrower and Lender to sell or purchase the Pipeline under the Option Agreement have expired.

          Mortgage means the Mortgage, Assignment, Security Agreement and Financing Statement executed in connection with this Agreement for the benefit of Lender and its successors and assigns as security for the payment and performance of the Obligation.

          Note is defined in Section 2.1.

          Obligation means the Loan and the principal of, interest on, and all other amounts and payments due under the Loan Documents, together with all funds hereafter advanced by Lender to or for the benefit of Borrower as contemplated by any covenant or provision contained in any Loan Document.

          Operating Agreement is defined in the recitals.

          Permitted Liens means (a) any Liens of Bank of America Illinois subordinated to the Mortgage on terms acceptable to Lender, (b) any Liens for Taxes not yet due and payable, (c) Lender Liens created by or pursuant to the Loan Documents in favor of Lender, (d) mechanics' and materialmen's liens with respect to obligations that are not yet due and payable, and (e) other Liens to which Lender gives its prior written consent.

          Person means any individual, firm, corporation, limited liability company, association, partnership, joint venture, trust, other entity, unincorporated organization, or Governmental Authority.

          Pipeline means the nominal 10-inch diameter, natural gas producer pipeline extending along the right of way of Consumers Power from the delivery point at the gathering lateral of Borrower's Slocum 1-21 Well, which delivery point is expected to be in the Northwest quarter of Section 3O, Township 15 North, Range 16 West, Elbridge Township, in Oceana County, Michigan, to the terminus of Basin Pipeline, L.L.C.'s existing pipeline located in Section 32, Township 19 North, Range 17 West, Victory Township, in Mason County, Michigan, including without limitation, (a) the Property, and (b) all pipes, pipelines, pumping equipment, assemblies, heaters, valves, controls, monitoring equipment, communications equipment, towers, sensors, cathodic protection systems, test stations, corrosion detection and monitoring devices, inspection pigs, drums, flare facilities, sampling equipment, and all associated facilities and equipment, including spare parts, related thereto, as well as any and all additions, replacements, extension, modifications or enlargements of any of the foregoing.

          Pipeline Cost is defined in the recitals.

          Plan of Development means the Plan of Development for the Pipeline, which shall include any working drawings and specifications, together with any amendments or modifications thereto, and authorizations for expenditures prepared by MarkWest Michigan, LLC under, and approved in accordance with, the Participation, Ownership and Operating Agreement for West Shore Processing Company, LLC, dated May 1, 1996, as ammended.

          Property means all rights of way, easements, leaseholds, fee parcels and other real property interests associated with the Pipeline, as contemplated by the Plan of Development.

          Rights meas benefits, rights, remedies, powers, and privileges.

          Taxes means Federal Income Taxes, real estate and personal property ad valorem taxes, and all other taxes, standbv fees, assessments, fees, levies, imposts, duties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any Laws or by any Governmental Authority.

          Transfer is defined in Section 4.5 of this Agreement.

                                   ARTICLE II
                              COMMITMENT OF LENDER
                              --------------------

          Subject to the terms, provisions, and conditions of this
Agreement:

          2.1 Loan Commitment; Note.  Lender agrees to lend to Borrower, in
              ----------------------
several Advances, an aggregate principal amount ("Loan Amount") equal to the Pipeline Cost. Such Advances shall only be used by Borrower to fund the Pipeline Cost. Lender's commitment to make Advances shall terminate upon the occurrence of a Default and on the Maturity Date (provided that Lender's Rights and Borrower's duties and obligations under the Loan Documents shall continue in full force and effect until the Obligation is fully paid or otherwise satisfied), but no Default under this Agreement shall relieve Lender of its obligations as operator under the Operating Agreement. The aggregate of all Advances (whether or not outstanding) may not at any time exceed the Pipeline Cost. The Advances shall be evidenced by Borrower's Sec red Non-Recourse Promissory Note substantially in the form of Exhibit A (the "Note").

          2.2 Term Loan.  This Agreement evidences a term loan and not a
              ----------
revolving credit facility. Although interest and the principal portion of the Loan Amount may be prepaid pursuant to the terms of this Agreement, any amount paid under this Agreement which reduces the outstanding principal amount of the Loan may not be reborrowed.

          2.3 Advances. Under the terms of the Operating Agreement, Lender, as
              ----------
operator, is obligated to pay all costs and expenses incurred in the construction, operation and maintenance of the Pipeline. All such payments which relate to the construction of the Pipeline shall be deemed Advances by Lender to Borrower and shall be payable in accordance with the terms of this Agreement.

          2.4 Conditions to Advances.  As a condition precedent to each and
              -----------------------
every Advance, in addition to all other requirements herein, Borrower must satisfy the following requirements and, if required by Lender, have delivered to Lender evidence of such satisfaction:

          (a) Borrower shall be in compliance with all of the covenants, agreements, obligations and undertakings required to be performed by Borrower under the Loan Documents, unless compliance thereof shall have been waived in writing by Lender,

          (b) No Default or Event of Default exists;

          (c) The representations and warranties made in this Agreement shall be true and correct on and as of the date of each Advance, with the same effect as if made on that date;

          (d) Borrower shall have executed and delivered the Note and the Mortgage to Lender, and such documents shall be in full force and effect with no default thereunder by Borrower,

          (e) Borrower and Lender shall have executed and delivered the Option Agreement, and such agreement shall be in full force and effect with no default thereunder by Borrower, and

          (f) Borrower shall deliver to Lender any and all other supporting documents reasonably required by Lender.

          2.5 Interest on the Loan.  Except as otherwise provided in Sections
              ---------------------
4.8 and 7.3, Advances under the Loan accrue interest at an annual rate of 5.98%, compounded semi-annually. Interest will be calculated on the basis of actual numbers of days elapsed (including the first day, but excluding the last day) in a calendar year of 365 (or 366 as the case may be) days. All interest rate determinations and calculations by Lender are conclusive and binding, absent manifest error.

          2.6 Payment.  All outstanding principal, all accrued and unpaid
              --------
interest, and all other outstanding amounts which comprise the Obligation, are due and payable on the Maturity Date, which shall be payable in the form of the transfer of the Pipeline to Lender or Lender's designee pursuant to the Option Agreement.

          2.7 Permitted Prepayment Borrower may voluntarily prepay all or any
              ---------------------
part of the principal amount of the Loan at any time without premium or penalty, subject to the following conditions: (a) Lender must receive Borrower's written or telephonic prepayment notice by 10:00 a.m. (Detroit Time) on the Business Day preceding the proposed date of prepayment; (b) Borrower's prepayment notice shall specify the prepayment date and the amount to be prepaid: and (c) each partial prepayment must be in a minimum amount of at least $10,000.

          2.8 Advances Do Not Constitute A Waiver. No Advance shall constitute a
              -----------------------------------
waiver of any of the conditions of Lender's obligations to make further Advances nor, in the event Borrower is unable to satisfy any such condition, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to be a Default or an Event of Default.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          3.1 Authority and Power:  Each party represents and warrants to the
              --------------------
other that (a) it is a limited liability company duly organized, validly existing, and in good standing under the laws of Michigan, (b) the nature and extent of its business and properties do not require it to qualify to transact business as a foreign entity in any other jurisdiction, and (c) it possesses all requisite authority, power, licenses, permits, and franchises to conduct its business as is now being conducted.

          3.2 Valid and Binding Obligation.  Each party represents and warrants
              -----------------------------
to the other that its execution, delivery, and performance of the Loan Documents
(a) have been duly authorized, (b) have received all, if any, requisite prior approvals of any Governmental Authority, (c) constitute the legal, valid, and binding obligations of it, (d) will not violate, be in conflict with, result in a breach, or constitute (with due notice or lapse of time, or both) a default under, its Articles of Organization or Regulations or any Governmental Requirement or any material agreement to which it is a party or by which it may be bound or affected, and (e) will not result in the creation or imposition of any Lien upon any of its property or assets, except as contemplated by the terms of the Loan Documents.

          3.3 Litigation and Condemnation. Each party represents and warrants to
              -----------------------------
the other that, to its knowledge, there is no threatened or pending Litigation against or affecting the Pipeline or the Loan Documents before or by any Governmental Authority.

          3.4 Tax and Other Payments.  Borrower represents and warrants to
              -----------------------
Lender that Borrower has filed all required Tax returns, if any, with respect to the Pipeline and has paid all Taxes, if any, with respect to the Pipeline which have become due pursuant to such returns or pursuant to any assessments received by it. All other governmental charges imposed upon Borrower or its assets which are due and payable, have been paid or will be paid before they become delinquent.

          3.5 Environmental Matters. Borrower represents and warrants to Lender
              ----------------------
that Borrower (a) knows of no environmental condition or circumstance adversely affecting the Pipeline, (b) has not received any report of any violations of any Environmental Law affecting the Pipeline, (c) knows of no obligation to remedy any violations of any Environmental Law affecting the Pipeline.

                                   ARTICLE IV
                      COVENANTS AND AGREEMENTS OF BORROWER
                      ------------------------------------

Borrower unconditionally covenants and agrees with Lender as follows:

          4.1 Continued Authority. Borrower shall not fully or partially
              --------------------
release, surrender, relinquish or terminate any licenses, permits, privileges, franchises, certificates and the like necessary for the operation of its business and its ownership of the Pipeline without the prior written consent of the Lender.

          4.2 Reports and Other Information.  Borrower shall promptly deliver to
              ------------------------------
Lender:

          (a) Promptly, upon discovery, notice of change in any fact or circumstances represented or warranted by Borrower in the Loan Documents.

          (b) Such other information, not otherwise required herein, respecting the business affairs, assets, and liabilities of Borrower as Lender shall from time to time reasonably request, including, but not limited to, such opinions, certificates, and documents, in addition to those heretofore mentioned, as Lender may reasonably request.

          4.3 Inspection of the Property.  Borrower shall permit Lender and any
              --------------------------
Governmental Authority, and their agents and representatives, to enter upon the Property for the purpose of inspecting the Pipeline at all reasonable times.

          4.4 Books and Records. Borrower shall permit Lender, at all reasonable
              ------------------
times, to examine and copy Borrower's books and records pertaining to the Loan and the Pipeline.

    4.5 Prohibition on Transfers.  A Transfer may not occur without Lender's
        -------------------------
prior written consent, unless the Obligation is fully repaid and Lender's option to acquire the Pipeline under the Option Agreement has expired. The term "Transfer" means the occurrence, whether direct or indirect, voluntary or involuntary, by written instrument (whether or not filed for record), by operation of law or otherwise, of any of the following (a) the Pipeline is sold, transferred, or otherwise conveyed by Borrower, (b) any contract or instrument for the sale, transfer or conveyance of the Pipeline is entered into by Borrower, (c) any Lien (other than Permitted Liens) is hereafter created by Borrower or arises with respect to Borrower covering the Pipeline or the Pipeline is hereafter pledged or encumbered by Borrower in any manner, (d) any easement, right-of-way or any other right whatsoever with respect to the Pipeline is hereafter created or granted by Borrower, or (e) the Pipeline is leased or possession thereof is transferred by Borrower, for any purpose to anyone other than Lender or Lender's designee uncles the Option Agreement As used in this paragraph, the term "Pipeline" includes all of the Pipeline, part of the Pipeline, or any interest in all of part of the Pipeline.

    4.6 Condemnation.  If the Pipeline, or any part thereof, is condemned or
        -------------
otherwise taken for public or quasi-public use under the power of eminent domain, or is transferred in lieu thereof, all damages or other amounts awarded therefor shall be applied to the Obligation and any amounts in excess of the Obligation shall be retained by Lender.

    4.7 Notification of Adverse Changes. Borrower shall promptly notify Lender
        ---------------------------------
of the occurrence of any event or condition which, if not remedied, would result in a material, adverse change to the financial condition of Borrower or would materially and adversely affect the value of the Pipeline.


                                   ARTICLE V
                               EVENTS OF DEFAULT
                               -----------------

    The term "Event of Default" as used in this Agreement and in the Loan Documents, shall mean the occurrence at any time and from time to time, of any one or more of the following:

    5.1 Payment.  Borrower fails to pay all or any portion of the Obligation as
        --------
and when the same shall become due and payable, whether on the Maturity Date, by acceleration, or otherwise.

    5.2 Performance.  Borrower fails to fully and timely perform, discharge, or
        ------------
observe any of the terms, covenants, or conditions contained in any Loan Document, as and when required.

    5.3 Misrepresentation.  Any misrepresentation or warranty made by Borrower
        -----------------
to Lender in any Loan Document, or in any other certificate or document furnished to Lender in connection with the Loan or in furtherance of the requirements of any Loan Document, is incorrect in any material respect at the time it is made or restated.

    5.4 Receiver.  A receiver, liquidator, or trustee of Borrower or all or any
        ---------
portion of the Pipeline (a) is appointed after notice and a hearing or (b) is appointed without notice and a hearing and the appointment is not vacated within 60 days after the appointment.

    5.5 Liens.  A Lien (other than a Permitted Lien) is filed against the
        -----
Pipeline or any part thereof with respect to any obligation of Borrower and remains unsatisfied or unbonded (in a manner approved in writing by Lender) 60 days after Borrower receives notice of the filing of such Lien.

    5.6 Attachment.  A levy on, or an attachment or sequestration of, or
        -----------
relating to, the Pipeline with respect to any obligation of Borrower occurs and is not discharged within 60 days.

    5.7 Voluntarv Bankruptcv.  Borrower shall (a) file a petition seeking an
        ---------------------
order for relief under any Debtor Relief Law, (b) seek, consent to, or not contest the appointment of a receiver or trustee for itself or for all or any part of its or its property, (c) voluntarily be adjudicated a bankrupt or insolvent, (d) make a general assignment for the benefit of its creditors, or
(e) admit in writing its inability to pay its debts as they mature.

    5.8 Involuntary Bankruptcy.  A petition is filed against Borrower seeking an
        -----------------------
order for relief under any Debtor Relief Law and such petition is not dismissed in 60 days after being filed.

    5.9 Transfer. A Transfer occurs.
        ----------

    5.10 Title and Lien Priority.  The status of the Lien created by the
         ------------------------
Mortgage as a first and prior lien and security interest on the Pipeline shall be challenged or endangered by any Person whatsoever, and the same cannot be cured within a reasonable time period.

                                   ARTICLE VI

                         RIGHTS AND REMEDIES OF LENDER
                         ------------------------------

    6.1 Remedies. If an Event of Default exists, Lender may, at Lender's option,
        ---------
exercise any or all of the following rights:

    (a) Acceleration.  Declare the entire Obligation immediately due and payable
        -------------
without notice of default, notice of intent to accelerate, notice of acceleration, or any other notice (except notice expressly required by the terms of this Agreement), presentment, protest, demand or action of any kind or nature whatsoever (each of which is hereby expressly waived by Borrower), whereupon the entire Obligation shall become immediately due and payable.

    (b) Appointment of Receiver.  Apply for and obtain, by appropriate judicial
        ------------------------
action, appointment of a receiver or receivers for all or any part of the Pipeline.

    (c) Mortgage; Loan Dccuments.  Exercise any and all rights under the
        -------------------------
Mortgage or any of the other Loan Documents and any Rights afforded by Law.

    (d) Remedies in the Event of Transfer.  Borrower acknowledges that money
        ----------------------------------
damages may be difficult to ascertain and that Lender would incur irreparable harm in the event of a Transfer. Accordingly, in the event of a Transfer, or a threatened transfer, Lender shall be entitled to injunctive relief in addition to all other remedies available at law or in equity.

    6.2 No Waiver or Exhaustion.  No waiver by Lender of any of its Rights under
        ------------------------
any Loan Document, or otherwise, shall be considered a waiver of any other or subsequent Right of Lender. No delay or omission by Lender in the exercise or enforcement of any Rights shall ever be construed as a waiver of any Right of Lender and no exercise or enforcement of any such Rights shall ever be held to exhaust any Right of Lender.

    6.3 Cessation of Advances.  Upon the occurrence of a Default, the obligation
        ----------------------
of Lender to make any Advance and all other obligations of Lender hereunder and under the Loan Documents shall, at Lender's option, immediately terminate.

                                  ARTICLE VII
                          GENERAL TERMS AND CONDITIONS
                          ----------------------------

    7.1 Modifications.  No provision of any Loan Document may be modified,
        --------------
waived, or terminated except by a written instrument executed by the party against whom a modification, waiver, or termination is sought to be enforced

    7.2 Election of Remedies. Subject to Section 7.2O, Lender shall have all of
        ---------------------
the Rights granted in the Loan Documents in addition to Rights available to it at law or in equity. These Rights shall be cumulative and may, at Lender's sole discretion, be pursued separately, successively, or concurrently against Borrower or the Pipeline. The exercise or failure to exercise any of these Rights shall not constitute a waiver or release thereof or of any other Right, and such exercise or failure to exercise shall be nonexclusive.

    7.3 Usury.  It is the intention of Lender and Borrower to comply with all
        ------
applicable federal and state laws relating to usury, that is, laws limiting charges for the use, detention or forbearance of money and governing contracts relating thereto. Accordingly, the Loan Documents are expressly limited so that in no event, whether by reason of acceleration of the maturity of the Obligation, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the money to be loaned under the Loan Documents, or for the performance or payment of any covenant or obligation contained in any Loan Document exceed the Highest Lawful Rate. In the event Lender ever receives, collects, or applies as interest, any amount which would be excessive interest, that amount shall be treated as a principal prepayment under this Agreement and applied to reduce the outstanding principal balance of the Loan; provided that, if the principal of the Loan is paid in full, any remaining excess shall be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Borrower and Lender shall, to the maximum extent permitted under applicable Law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term of the Loan; provided that, if the Loan is paid and performed in full prior to the end of its full contemplated term, and if the interest received by Lender for the actual period of existence of the Loan exceeds the Highest Lawful Rate, Lender shall refund to Borrower the amount of such excess, and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Highest Lawful Rate.

    7.4 Rights of Third Parties.  All conditions of Lender's obligations under
        ------------------------
the Loan Documents are imposed solely and exclusively for the benefit of Lender and its successors and assigns (and for the benefit of its members and their successor and assigns) and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms, and no other Person shall under any circumstances be deemed a beneficiary of this Agreement. Any and all of the terms and conditions of this Agreement may be freely waived in whole or in part by Lender at any time if in its sole discretion Lender deems it desirable to do so. Lender reserves the right to enter into modifications or amendments of the Loan Documents with Borrower without notice to or the consent of any other party. This provision shall survive the repayment of the Loan and shall continue in full force and effect.

    7.5 No Agency, Partnership or Joint Venture.  Lender is not the agent or
        ----------------------------------------
representative of Borrower. Borrower is not the agent or representative of Lender. Nothing herein shall be construed to create a relationship between Lender and anyone supplying labor or materials to the Pipeline. Nothing in this Agreement or in the acts of the parties hereto shall be construed to create a partnership or joint venture between Borrower and Lender.

    7.6 Further Assurances.  Borrower shall perform, execute, acknowledge and
        -------------------
deliver, at Borrower's sole cost and expense, all such additional documents, acts, deeds; conveyances, mortgages, assignments, estoppel certificates, notices of assignment, transfers and assurances as Lender may reasonably require from time to time in order to better assure, convey, assign, transfer and confirm to Lender all the Rights now or hereafter intended to be granted to Lender under the Loan Documents and to facilitate the performance of this Agreement.

    7.7 Notices.  All notices required or permitted to be given under the Loan
        --------
Documents must be in writing, and shall be effective upon delivery to the address specified below. By giving at least 10 days written notice, Borrower or Lender shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses or fax numbers and each shall have the right to specify a different address or fax number within the United States of America.

If to Lender:

West Shore Processing Company, LLC
5613 DTC Parkway, Suite 400
Englewood, Colorado 80111
Telephone No: (303) 290-8700
Facsimile No: (303) 290-8769
Attention: Randy S. Nickerson

If to Borrower:

Michigan Production Company, L.L.C.
% Tenneco Ventures Corporation
1100 Louisiana, Suite 1543
Houston, Texas 77002
Telephone No.: (713) 757-3698
Facsimile No.: (713) 757-8314
Attention: Rick Lester

    7.8 Survival of Obligations. Warranties. and Indemnities. All covenants,
        ----------------------------------------------------
agreements, representations, warranties made by Borrower in the Loan Documents, including without limitation, any certificates or other documents or instruments delivered pursuant to any Loan Document, shall survive Lender's making of the Loan and the execution and delivery of the Loan Documents.

          7.9 Final Release.  Full payment of the Obligation by Borrower or any
              --------------
other Person shall automatically constitute a full release of any claims or causes of action existing as of the date of such payment in favor of Lender or any other Party, in connection with the Loan Documents, (other than the prohibition on Transfers contained in Section 4.5, which shall continue in force until the Pipeline is sold to Lender or Lender's designee under the Option Agreement.)

          7.10 Controlling Agreement.  If provisions of the other Loan Documents
               ----------------------
conflict with any provision of this Agreement, this Agreement shall control to the extent of such conflict.

          7.11 Severability  In the event any of the provisions of the Loan
               ------------
Documents shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision of the Loan Documents, and such document shall be construed as if such provision had never been contained herein. Such provision shall be automatically replaced by a clause or provision judicially construed and interpreted to be as similar in substance and content to such provision as the context thereof would reasonably allow, so that such provision would thereafter be legal, valid, and enforceable. However, if disregarding or replacing such provision would frustrate the intent and purposes of such document, Lender may petition any Governmental Authority having jurisdiction in equity to render a judgment modifying the disregarded provision or provisions of such document so as to carry out such intent and purposes.

          7.12 Form and Substance.  All documents, certificates, insurance
               -------------------
policies, and other items required under any Loan Document to be executed and/or delivered to Lender shall be in form and substance satisfactory to Lender. Lender shall receive copies (or certified copies where appropriate in Lender's judgment) of all documents which it may request in connection with this Agreement or the Loan.

          7.13 Number and Gender. Except as expressly otherwise stated, with
               -----------------
respect to the language used in any Loan Document, particularly the defined terms, the singular shall include the plural, the plural shall include the singular, and the reference to any gender shall include all genders.

          7.14 Time of Essence.  Time is of the essence in performance of
               ----------------
the Loan Documents by Borrower.

          7.15 Captions.  The captions, headings, and arrangements used in the
               ---------
Loan Documents are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions of the Loan Documents.

          7.16 Applicable Law.  The Loan Documents shall be governed
               ---------------
by and construed in accordance with the laws of the State of Michigan and the laws of the United States applicable to transactions within such State.

          7.17 Counterparts.  Each Loan Document (other than the Note) may be
               -------------
executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

          7.18 Successors and Assigns.  The Loan Document shall inure to the
               -----------------------
benefit of and be binding upon the parties hereto and their respective successors and assigns. However, the Loan Documents may not be assigned by Borrower or Lender without the other's prior written consent. Any such attempted assignment shall be void.

          7.19 No Oral Agreement.  THE RIGHTS AND OBLIGATIONS OF THE PARTIES
               ------------------
HERETO SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BEIWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY BORROWER AND LENDER (OR BY BORROWER FOR THE BENEFIT OF LENDER) REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER AND LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

          7.20 Non-Recourse.  Notwithstanding anything to the contrary contained
               ------------
in any Loan Document, there shall be no personal or corporate liability on Borrower, Borrower's successors or assigns, or the members of Borrower or their successors or assigns, to pay the Obligation, or for the observance or performance of any of the covenants, conditions or agreements contained in any Loan Document, and Lender and its successors and assigns will look solely to the collateral described in the Mortgage and will not seek any money judgment, deficiency or otherwise, against Borrower, or its successors or assigns, in the event of default in the payment of the Obligation or in the event of any other Event of Default; provided that the foregoing shall not limit Lender's remedies under Section 6.1(d) in the event of a Transfer or threatened Transfer prohibited by Section 4.5, and shall not limit either party's remedies in the event of any fraud on the part of the other party in connection with any Loan Document.

           EXECUTED on the date first above recited.

           WEST SHORE PROCESSING COMPANY, LLC
           MW MICHIGAN, INC.

           /S/ Arthur J. Denney
               Vice President

           MICHIGAN PRODUCTION COMPANY, L.L.C.
           /S/ Michael V. Ronca, Manager
           /S/ Robert L. Zorich, Manager   15

                                   EXHIBIT A
                                   ---------

                     SECURED NON-RECOURSE PROMISSORY N0TE:

                                October 1, 1996

    FOR VALUE RECEIVED, MICHIGAN PRODUCTION COMPANY, L.L.C. ("Maker"), hereby promises to pay to the order of WEST SHORE PROCESSING COMPANY, ILC ('Payee") on or before the Maturity Date the full amount of the Obligation.

    This note has been executed and delivered under, and is subject to the terms of, the Non-Recourse Loan Agreement dated the same date as this note (as amended, supplemented or replaced, (the "Loan Agreement"), between Maker and Payee and is the Note referred to in the Loan Agreement. Unless defined in this note, or the context requires otherwise, capitalized terms used in this note have the meanings given to such terms in the Loan Agreement. Reference is made to the Loan Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, and security for the payment of this note. This note is a Loan Document and, therefore, is subject to the applicable provisions of Article VII of the Loan Agreement, all of which applicable provisions are incorporated into this note by reference as if set, forth in this note verbatim.

    Specific reference is made to Section 7.3 of the Loan Agreement for usury savings provisions and to Section 7.20 of the Loan Agreement for provisions governing the non-recourse nature of this note.

    This note is secured by the Mortgage.



    MICHIGAN PRODUCTION COMPANY, L.L.C.

    /S/ Michael V. Ronca, Manager
    /S/ Robert L. Zorich, Manager